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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  As independent public accountants, we hereby consent to the use of our report dated March 21, 1996 (except with respect to the matters discussed in Note 9, as to which the date is July 9, 1996) and to all references to our firm included in or made part of this Registration Statement.

Boston, Massachusetts

July 11, 1996